FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    Pursuant to Section 13 or 15 (d) of the
                         Securties Exchange Act of 1934


                        Date of Report: February 7,2000
                       (Date of earliest event reported)


                           COMMUNITY BANK SYSTEM, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-11716                 16-1213679
          --------                    -------                 ----------
  (State or other jurisdiction of    (Commission           (I.R.S. Employer
  incorporation or organization)     File Number)         Identification No.)


          5790 Widewaters Parkway, DeWitt, New York        13214
          -----------------------------------------        -----
         (Address of principal executive offices)       (Zip Code)


                                  315/445-2282
                                  ------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

================================================================================

                          This report contains 5 pages

Item 5. Other Events

     Press release dated February 7, 2000 announcing a definitive agreement for Community Bank System, Inc to acquire stock of Elias Asset Management.

                                                         For further information
                                                                 please contact:


                                         Sanford A. Belden, President and C.E.O.
                                         (315)  445-7304
                                         David Elias, Elias Asset Management
                                         (716) 633-3800
For Immediate Release



   COMMUNITY BANK SYSTEM, INC. ACQUIRES ELIAS ASSET MANAGEMENT, INC.

     Syracuse, New York, February 7, 2000 ---- Community Bank System, Inc. (NYSE: CBU), a DeWitt, New York holding company with $1.8 billion in assets, and Elias Asset Management, Inc., an independent investment management firm with $700 million under management, based in Williamsville, New York, today jointly announced a definitive agreement for Community Bank System to acquire all the stock of Elias Asset Management.

     Sanford A. Belden, President and Chief Executive Officer of Community Bank System, Inc. ("CBSI") and David J. Elias, President and Chief Investment Officer of Elias Asset Management, Inc., stated: "We are delighted to merge the strengths of two companies that have worked together successfully since 1986 in various trust department and pension management capacities. Our decision is prudent and is consistent with the direction of the financial services industry toward more broadly-based and diversified companies, a trend that will accelerate as a result of new financial modernization legislation.

     "Elias Asset Management will operate from its Williamsville headquarters as a separate, independent subsidiary. There will be no change in its staff, operating procedures or investment philosophy.
The firm's clients will benefit from additional resources that will allow it to maintain its high quality, add personnel, and enhance services. CBSI customers will enjoy the broader array of services more readily available through Elias Asset Management, and CBSI shareholders will benefit from the diversity of earnings the firm brings."

     Founded by Elias in 1981, the nationally recognized firm (www.eliasasset.com) manages assets for individuals, corporate pension and profit sharing plans, and foundations. Elias is author of the book Dow 40,000 . Strategies for Profiting from the Greatest Bull Market in History, published by McGraw-Hill. He has appeared on PBS's Wall $treet Week With Louis Rukeyser and Nightly Business Report, NBC's Today, and he is a regular commentator on CNBC and CNN. Elias has been quoted in publications such as Forbes, Fortune, The Wall Street Journal, Barron's, and Business Week. He is a contributing editor to Chief Executive magazine and for more than 10 years was a contributing editor to Town & Country magazine, and investments editor of Physician's Assets magazine. He is a member of the national board of governors of the Washington, D.C.-based Money Management Institute.

(more)

                                                     COMMUNITY BANK SYSTEM, INC.
                                                                    NEWS RELEASE
                                                                February 7, 2000
                                                                     Page 2 of 2



     CBSI is a registered bank holding company based in DeWitt, New York. Its wholly-owned banking subsidiary, Community Bank, N.A., is the fifth largest commercial banking franchise headquartered in Upstate New York, having 67 customer facilities and 48 ATM's stretching diagonally from Northern New York to the Southern Tier and west to Lake Erie. Other subsidiaries within the CBSI family are Benefit Plans Administrative Services, Inc. (BPA), a pension administration and consulting firm located in Utica, New York; Community Investment Services, Inc. (CISI), a broker/dealer serving financial product needs throughout Community Bank's branch system and from an office in Lockport, NY; and Community Financial Services, Inc. (CFSI), an insurance agency based in Olean, NY, specializing in long-term health care and other selected products.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              COMMUNITY BANK SYSTEM, INC.
                                                (Registrant)

                                              by: /s/  SANFORD A. BELDEN
                                                  -----------------------
                                                       Sanford A. Belden
                                                       President and
                                                       Chief Executive Officer
February 7, 2000